UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

INTELLIGENT SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment

As previously disclosed, on April 15, 2010, IBS Technics (“IBS”) and IBS’s parent company, IBS Software Services Americas, Inc. (“IBS Parent”) asserted a claim against the Company and its subsidiaries, VISaer, Inc. and VISaer (UK) Ltd. (collectively “VISaer”) demanding indemnification for damages purportedly resulting from a breach of certain representations and warranties in the Asset Purchase Agreement entered into between the parties on April 4, 2008 (the “APA”), pursuant to which IBS had acquired certain assets and the operations of the Company’s VISaer subsidiaries. The APA obligated IBS to make earn-out payments to VISaer totaling $1,500,000 in three equal annual installments as additional purchase price. On September 8, 2010, VISaer filed a demand for arbitration against IBS and IBS Parent with the American Arbitration Association seeking payment of a past due earn-out payment of $500,000 owed under the APA. On October 11, 2010, IBS and IBS Parent served a counterclaim seeking alleged damages of approximately $2.5 million, in addition to interest, costs and attorneys’ fees based on their claim for indemnification.

On January 25, 2011, the parties entered into a Settlement Agreement and Mutual Release (the “Agreement”) settling all claims and counterclaims. The terms of the Agreement provide that IBS will pay to the Company a total of $1,100,000, payable in installments of $600,000 on or before February 21, 2011, $250,000 on or before January 21, 2012, and $250,000 on or before January 21, 2013. These payments, which are guaranteed by IBS Parent, will constitute full satisfaction of IBS’s obligation for earnout payments under the APA. Management determined that, notwithstanding the reduction in the amount of earnout payments due, the Agreement was in the best interests of the Company and a reasonable way to resolve this matter, taking into consideration the anticipated time, expense, diversion of resources and uncertain outcome of a lengthy arbitration process.

Upon execution of the Agreement, management of the Company determined that, as a result thereof, the carrying value of the note receivable from IBS related to the earn-out amount has been materially impaired. The amount of the impairment (net of a reduction in a related liability) is estimated at approximately $350,000 and will be recorded in the Company’s financial statements for the year ended December 31, 2010. There are no future cash expenditures related to the impairment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2011

INTELLIGENT SYSTEMS CORPORATION
(Registrant)

/s/ Bonnie L. Herron

By:      Bonnie L. Herron
Chief Financial Officer

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